Exhibit 99.1

Dana Announces Extension of Early Tender Time for Tender Offer and

Consent Solicitation for 2023 Notes

MAUMEE, Ohio, November 20, 2019/PRNewswire/ — Dana Incorporated (NYSE: DAN) (“Dana”) today announced that it has extended the early tender time for its previously announced tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”) for any and all of its outstanding 6.000% Senior Notes due 2023 (CUSIP No. 235825AD8) (the “Notes”) from 5:00 p.m., New York City time, on Tuesday, November 19, 2019, to 5:00 p.m., New York City time, on Thursday, November 21, 2019 (as so extended, the “Early Tender Time”), unless further extended. The previously announced withdrawal deadline for the Tender Offer and Consent Solicitation of 5:00 p.m., New York City time, on November 19, 2019 has passed and tendered Notes can no longer be withdrawn. All other terms, provisions and conditions of the Tender Offer and Consent Solicitation will remain in full force and effect. Such terms, provisions and conditions are set forth in Dana’s Offer to Purchase and Consent Solicitation Statement, dated November 5, 2019, copies of which were previously distributed to eligible holders of the Notes (“Holders”).

As of 5:00 p.m., New York City time, on Tuesday, November 19, 2019, Dana has been informed by the tender and information agent that approximately $147 million aggregate principal amount of the Notes, constituting approximately 49% of the total aggregate outstanding Notes, had been tendered for purchase in the Tender Offer and Consent Solicitation. Upon receipt of consents with respect to more than 50% in aggregate principal amount of the outstanding Notes not owned by Dana or its affiliates, Dana plans to amend the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions, and to shorten the required notice period for redemptions of the Notes from 30 days to two business days (the “Proposed Amendments”). Holders who tender their Notes will be deemed to have given their consent to the Proposed Amendments with respect to their tendered Notes.

The Tender Offer and Consent Solicitation is scheduled to expire at 9:00 a.m., New York City time, on December 5, 2019 (unless extended) (the “Expiration Time”).

Holders who validly tender their Notes and delivered their consents on or prior to the Early Tender Time will be eligible to receive the total consideration of $1,022.50 per $1,000 principal amount of Notes tendered, which includes $992.50 as the tender offer consideration and $30.00 as the consent and early tender payment. In addition, accrued interest up to, but not including, the payment date of the Notes will be paid in cash on all validly tendered and accepted Notes. Holders who validly tender their Notes after the Early Tender Time but on or before the Expiration Time will be eligible to receive the tender offer consideration which is equal to the total consideration minus the consent and early tender payment.

Subject to the satisfaction or waiver of certain conditions, Dana reserves the right, following the Early Tender Time, to accept for purchase prior to the final settlement date all Notes validly tendered on or prior to the Early Tender Time (an “Early Settlement Election”). Dana will announce whether it intends to exercise the Early Settlement Election following the Early Tender Time.

If Dana exercises the Early Settlement Election, we currently expect the settlement date for Notes tendered at or prior to the Early Tender Time to be promptly after the exercise of the Early Settlement Election. The settlement date for Notes tendered after the Early Tender Time and at or prior to the Expiration Time, and accepted by Dana for purchase will occur promptly after the Expiration Time.

Citigroup Global Markets Inc. (“Citi”) is acting as sole dealer manager and solicitation agent for the Tender Offer and Consent Solicitation. For additional information regarding the terms of the Tender Offer and Consent Solicitation, please contact Citi at (800) 558-3745 (U.S. toll-free) or (212) 723-6106 (collect). Requests for documents may be directed to D.F. King & Co., Inc., which is acting as the tender and information agent for the Tender Offer and Consent Solicitation, at (800) 714-2193 (toll-free) or (212) 269-5550 (collect for banks and brokers).

None of Dana, the dealer manager and solicitation agent or the tender and information agent make any recommendations as to whether Holders should tender their Notes pursuant to the Tender Offer and Consent Solicitation, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

This press release does not constitute an offer to purchase or a solicitation of an offer to sell Notes or other securities, nor shall there be any purchase of Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Tender Offer and Consent Solicitation is being made solely by the Offer to Purchase dated November 5, 2019. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offer of concurrently offered securities will be made only by means of a prospectus and/or prospectus supplement.

Forward-Looking Statements

Certain statements and projections contained in this news release, including with respect to the expected timing of the early settlement date, are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions for vehicles and machinery. The company’s portfolio improves the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. From axles, driveshafts, and transmissions to electrodynamic, thermal, sealing, and digital solutions, the company enables the propulsion of conventional, hybrid, and electric- powered vehicles by supplying nearly every vehicle manufacturer in the world.

Founded in 1904, Dana employs more than 37,000 people who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, and with locations in 33 countries across six continents, the company reported sales of $8.1 billion in 2018. Having established a dynamic, high-performance culture, the company has been recognized globally as a top employer, with significant honors in Asia, India, Italy, Mexico, and the United States.

Media Contact: Jeff Cole +1-419-887-3535 jeff.cole@dana.com	Investor Contact: Craig Barber +1-419-887-5166 craig.barber@dana.com

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